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                                                                    Exhibit 10.5


                            SUBSEQUENT PURCHASE AGREEMENT


    AGREEMENT, dated this 5th day of November 1996, by and between SCRIPTGEN Pharmaceuticals, Inc. (the "Company"), a Delaware corporation with its principal place of business at 200 Boston Avenue, Suite 3000, Medford, Massachusetts 02155, and Lombard Odier & Cie (the "Purchaser"), a Swiss company with its principal place of business at 11 rue de la Corraterie, 1204 Geneva, Switzerland.

    WHEREAS, the Company desires to issue and sell, and the Purchaser desires to purchase, 1,111,333 shares of the Series C Preferred Stock of the Company, upon the terms and conditions set forth herein.

    NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions herein contained, the parties hereto agree as follows:

                       1.  Authorization and Sale of the Shares

     1.1 Authorization of the Shares. The Company previously has authorized the sale and issuance of 5,100,000 shares of its Series C Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), such class of stock having the rights, restrictions, privileges and preferences set forth in the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"). Such prior authorization covers the 1,111,333 shares of Series C Preferred Stock being sold to the Purchaser hereunder (the "Series C Preferred Shares"), with respect to which shares the Purchaser will be considered a Subsequent Purchaser pursuant to and in accordance with Section
10.1 of the Series C Stock Purchase Agreement dated as of May 17, 1996 by and among the Company and the persons listed on Exhibit 1 thereto (the "Original Series C Agreement").

     1.2 Closing. Subject to the terms and conditions of and in reliance upon the representations and warranties and agreements contained in the Original Series C Agreement, as modified herein, the Company will issue and sell to the Purchaser, and the Purchaser will purchase, the Series C Preferred Shares. The purchase and sale of the Series C Preferred Shares shall occur at a closing (the "Closing") to be held (whether via facsimile or otherwise) at the offices of Nutter, McClennen & Fish, LLP, One International Place, Boston, Massachusetts 02110, at a time and on a date to be agreed upon by the Company and the Purchaser (the "Closing Date"). The Closing shall be considered both a "Closing" and a "Subsequent Closing" as those terms are defined in the Original Series C Agreement.

     1.3 Delivery. At the Closing, the Company shall deliver to the Purchaser a certificate evidencing the Series C Preferred Shares, registered on the books of the Company in such names as the Purchaser requests, and the Purchaser shall make payment to the Company in the amount of $2,000,399.40. Such payment shall be made, at the option of the Purchaser, by check, wire transfer or any combination thereof. Pursuant to Section 1.3 of the Original Series C Agreement, at the Closing, the Purchaser shall deliver to the Company an executed counterpart of the Original Series C Agreement.



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     1.4      Option.  The Company hereby grants the Purchaser an option (the
"Option") to purchase up to 1,111,111 (but no less than 555,555) additional shares of Series C Preferred Stock at a purchase price of $1.80 per share, such option to be exercised by written notice given in accordance with Section 10.6 of the Original Series C Agreement and received by the Company on or prior to December 31, 1996. Upon exercise of the Option, the Company shall increase the number of authorized preferred stock by 900,000 shares, all of which shall be designated Series C Preferred Stock.

                     2.  Restated Representations and Warranties
                      and Schedule of Exceptions of the Company

    The Company hereby modifies and restates the representations and warranties and the Schedule of Exceptions contained in the Original Series C Agreement. As so modified and restated, the representations and warranties contained herein, and the Schedule of Exceptions attached hereto as Schedule 1, are true, complete and correct as of the date hereof.

     2.1 Organization and Standing: Articles and By-Laws. The Company is a corporation duly organized and validly existing and in good standing under the laws of its state of organization and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect upon the business, operations or prospects of the Company. The Company has the requisite corporate power to own properties owned by it and to conduct business as now being conducted by it and as contemplated by it and possesses all governmental and other permits, licenses and other authorizations to own its properties as now owned and to conduct its business as now conducted. The Company has furnished the Purchaser with true, correct and complete copies of its Certificate of Incorporation, By-Laws and all amendments to each to date.

     2.2 Corporate Power. The Company has all requisite corporate power to enter into this Agreement, and will have at the Closing Date all requisite corporate power to sell the Series C Preferred Shares and to carry out and perform its obligations under the terms of this Agreement.

     2.3 Subsidiaries. The Company has no subsidiaries and does not own of record or beneficially any capital stock or equity interest or investment in any corporation, association or business entity.

     2.4 Capitalization. Immediately prior to the Closing, the Company's authorized capital stock will consist of (a) 30,000,000 shares of Common Stock, $.01 par value ("Common Stock"), of which (i) 3,447,152 shares will be issued and outstanding immediately prior to the Closing, (ii) 6,403,325 shares have been reserved for issuance upon conversion of the outstanding shares of the Company's Series A Preferred Stock, $.01 par value (the "Series A Preferred Stock"), (iii) 153,000 shares are set aside for issuance upon the exercise of warrants and other stock purchase rights for Series A Preferred Stock and the conversion thereof into


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Common Stock, (iv) 6,579,086 shares have been reserved for issuance upon conversion of the outstanding shares of the Company's Series B Preferred Stock, $.01 par value (the "Series B Preferred Stock," and together with the Series A Preferred Stock and the Series C Preferred Stock, the "Preferred Stock"), (v) 1,634,733 shares have been reserved for issuance upon conversion of those shares of Series C Preferred Stock issued to the Initial Purchasers pursuant to the Original Series C Agreement, (vi) 55,555 shares are set aside for issuance upon the exercise of warrants and other stock purchase rights for Series C Preferred Stock and the conversion thereof into Common Stock, (vii) 617,407 shares have been reserved for issuance upon conversion of the Series C Preferred Shares to be issued to the Purchaser hereunder, (viii) 617,283 shares have been reserved for issuance upon the conversion of Series C Preferred Stock issuable to the Purchaser pursuant to the option described in Section 1.4 hereunder, (ix) 1,280,100 shares are set aside for issuance upon exercise of outstanding stock options and other stock purchase rights, (x) 1,543,784 shares are issued and outstanding, subject to forfeiture, pursuant to restricted stock agreements between the Company and certain of its employees and consultants, and (xi) 1,103,002 shares are held by the Company in its treasury and (b) 21,500,000 shares of Preferred Stock, (1) 6,700,000 shares of which have been designated Series A Preferred Stock, of which 6,403,325 shares are outstanding as of the Closing, (2) 9,700,000 shares of which have been designated Series B Preferred Stock, of which 6,579,086 shares are outstanding as of the Closing, and (3) 5,100,000 shares of which have been designated Series C Preferred Stock, of which 2,942,521 shares will be outstanding prior to the Closing and 4,053,854 shares will be outstanding after consummation of the transactions contemplated hereby. All the aforesaid issued and outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock have been duly authorized and validly issued, fully paid and are nonassessable, and owned of record and beneficially by the stockholders of the Company and in the amounts set forth in the Schedule of Exceptions, and has been offered, issued, sold and delivered by the Company in compliance with applicable Federal and state securities laws. The Schedule of Exceptions sets forth a complete and accurate list of all holders of the capital stock of the Company, including options and warrants to purchase shares of the Company's capital stock, and the class and number of shares, or shares issuable upon exercise, as the case may be, held by each such holder. There are no outstanding preemptive, conversion or other rights or agreements granted or issued by or binding on the Company for the purchase or acquisition of, or with respect to, any shares of its capital stock. No stockholder has granted the Company options or other rights to purchase any shares of capital stock of the Company from such stockholder. Neither the offer, issuance or sale of the Series C Preferred Shares nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of the Company outstanding at the Closing under anti-dilution provisions contained in or affecting any such securities. The Company holds no shares of its Preferred Stock in its treasury.

     2.5 Authorization. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated herein, and for the authorization, issuance and delivery of the Series C Preferred Shares and the shares of Common Stock issuable upon conversion of the Series C Preferred Shares, has been taken or

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will be taken prior to the Closing.  This Agreement constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. The execution, delivery and performance by the Company of this Agreement and compliance herewith and the issuance and sale of the Series C Preferred Shares and the issuance of Common Stock upon conversion of the Series C Preferred Shares will not (a) result in any violation of, and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, the Company's Certificate of Incorporation or By-Laws, both as amended, any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Company is a party or by which it, or any of its assets, is bound, or any provision of state or Federal law to which the Company is subject, or (b) result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such term or (c) result in the suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to the Company's operations or any of its assets or properties. The Series C Preferred Shares, when issued in compliance with the provisions of this Agreement: (i) will be duly authorized, validly issued, fully paid and nonassessable; (ii) will be free of any liens or encumbrances; and (iii) will have the rights, privileges and preferences as set forth in the Certificate of Incorporation. The shares of Common Stock issuable upon conversion of the Series C Preferred Shares have been duly and validly reserved and are not subject to any preemptive rights or rights of first refusal and, upon issuance, will be duly authorized, validly issued, fully paid and nonassessable.

     2.6 Financial Information. Attached hereto as Exhibits 2.6A and 2.6B, respectively, are true copies of: (a) the audited balance sheet of the Company as at December 31, 1995, together with audited statements of operations, shareholders' equity and cash flows of the Company for the year then ended (collectively, the "Audited Financial Statements"); and (b) the unaudited balance sheet of the Company as at September 30, 1996 (the "Balance Sheet"), together with unaudited statements of operations and cash flows of the Company for the 9-month period then ended (collectively, the "Unaudited Financial Statements," and together with the Audited Financial Statements, the "Financial Statements"). Each of the Financial Statements presents fairly the financial position and results of operations of the Company at the dates and for the periods to which they relate, in accordance with generally accepted accounting principles consistently applied throughout and across the periods involved (except as may otherwise be disclosed in the Financial Statements) and show all liabilities of the Company required to be recorded thereon in accordance with generally accepted accounting principles as at the dates thereof, subject, in the case of the Unaudited Financial Statements, to normal year-end adjustments. The Company has no material liabilities (fixed or contingent, including without limitation any tax liabilities due or to become due) which are not fully reflected or provided for on the Balance Sheet. The Company does not know of any such material liability of any nature, direct or indirect, contingent or otherwise, or in any amount not adequately reflected or reserved against in the Balance Sheet.

     2.7 Absence of Certain Changes. At all times since December 31, 1995 up to and including the Closing, there has not been any event or condition of any character which has materially adversely affected the Company's business, operations or financial condition, including but not limited to:

(a) Any material adverse change in the condition, operating results, assets, liabilities or business of the Company from that shown on the Financial Statements;

(b) Any damage, destruction or loss of any of the properties or assets of the Company (whether or not covered by insurance) materially adversely affecting the assets, properties, financial condition, operating results, prospects, business or plans of the Company;

(c) Any waiver by the Company of a valuable right or of a debt owed to it;

(d) Any material change or material amendments to a contract or arrangement by which the Company or any of its assets or properties is bound or subject;

(e) Any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company; or

(f)      Any labor trouble.

     2.8 Taxes. The Company has filed or will file within the time prescribed by law (including extensions of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with the United States Internal Revenue Service and with The Commonwealth of Massachusetts and the State of Delaware and (except to the extent that the failure to file would not have a material adverse effect on the condition or operations of the Company) with all other jurisdictions where such filing is required by law; and the Company has paid, or has made adequate provision in the Financial Statements for the payment of, all taxes, interest, penalties, assessments or deficiencies (i) shown to be due or claimed to be due on or in respect of such tax returns and reports or (ii) on the income, profits, property or business of the Company. The Company knows of (i) no other tax returns or reports which are required to be filed which have not been so filed and (ii) no unpaid assessment for additional taxes for any fiscal period or any basis therefor. The Company's Federal income tax returns have not been audited by the Internal Revenue Service.

     2.9 Outstanding Debt. Except as reflected on the Balance Sheet, the Company has no outstanding indebtedness for borrowed money and is not a guarantor or otherwise contingently liable for any indebtedness for borrowed money (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, provide funds for payment, supply funds or otherwise invest in any debtor or otherwise to insure any creditor against loss). There exists no default under the provisions of any instrument evidencing any such indebtedness or otherwise or of any agreement relating thereto, including, without limitation, those included or referred to in the Schedule of Exceptions and on the Balance Sheet. No officer, director or stockholder of the Company or any of his, her or its relatives or affiliates is indebted to the Company in an amount in excess of $5,000 per person or entity.

     2.10 Contracts; Insurance. Except as disclosed in the Schedule of Exceptions, the Company has no currently existing contract, obligation, agreement, plan, arrangement, commitment or the like (whether written or oral) of any material nature (involving more than $10,000 in any year or $50,000 over the life of such contract, obligation, agreement, plan, arrangement, or commitment, either individually or in the aggregate if such contracts, obligations, agreements, plans, arrangements or commitments are of a similar nature or with the same party) including without limitation the following:

(a) Employment, bonus or consulting agreements, pension, profit sharing, deferred compensation, stock bonus, retirement, stock option, stock purchase, phantom stock or similar plans, including agreements evidencing rights to purchase securities of the Company and agreements among stockholders and the Company;

(b) Loans or other agreements, notes, indentures, or instruments relating to or evidencing indebtedness for borrowed money, or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any of the Company's property or any agreement or instrument evidencing any guaranty by the Company of payment for performance by any other person;

(c) Agreements with dealers, sales representatives, brokers or other distributors, jobbers, advertisers or sales agencies;

(d) Agreements with any labor union or collective bargaining organization or other labor agreements;

(e) Any contract or series of contracts with the same person for the furnishing or purchase of machinery, equipment, goods or services, including, without limitation, agreements with processors and subcontractors;

(f) Any indenture, agreement, or other document (including private placement brochures) relating to the sale or repurchase of shares of the Company's capital stock;

(g) Any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses to which the Company is a party;

(h) Agreements expressly limiting the freedom of the Company to compete in any line of business or in any geographic area or with any person;

(i) Agreements providing for the disposition of the business, assets or shares of the Company, agreements of merger or consolidation to which the Company is a party or letters of intent with respect to the foregoing;

(j) Letters of intent or agreements with respect to the acquisition of the business, assets or shares of any other business;

(k)      Insurance policies;

(l) Assignments, licenses or other agreements with respect to any intangible property (including, without limitation, any patent, trademark, trade name, copyright, know-how, trade secret, proprietary right or confidential information); or

(m) Any other contract, instrument, commitment, plan, agreement or arrangement, a copy of which would be required to be filed with the Securities and Exchange Commission (the "Commission") as an exhibit to a registration statement on Form S-1 if the Company were registering securities under the Securities Act of 1933, as amended (the "Securities Act").

    The Company has complied with all the material provisions of all said contracts, obligations, agreements, plans, arrangements and commitments and there does not exist any event of default with respect to the Company under any such agreement or any event which, after notice or lapse of time or both, would constitute an event of default with respect to the Company under such agreement. There is no action, suit, proceeding or investigation pending or, to the best of the Company's knowledge and belief, threatened against the Company before any court or before any governmental or administrative agency for the renegotiation of or any other adjustment of any such agreement.

    2.11      Litigation and Bankruptcy Proceedings.

(a) There is neither pending nor, to the best of the Company's knowledge and belief, threatened any action, suit, proceeding or claim or, to the best of the Company's knowledge, any basis therefor, whether or not purportedly on behalf of the Company, to which the Company is or may be named as a party or to which its property is or may be subject or to which any officer, key employee or principal stockholder of the Company is subject, and (i) in which an unfavorable outcome, ruling or finding in any such matter or for all such matters taken as a whole might have a material adverse effect on the condition, financial or otherwise, prospects or operations of the Company, or (ii) in which a third party seeks damages from the Company based on the Company's previous use of the name "ScripTech;" and the Company has no knowledge of any unasserted claim, the assertion of which is likely and which, if asserted, will seek damages, an injunction or other legal, equitable, monetary or nonmonetary relief, which claim individually or collectively with other such unasserted claims if granted would have a material adverse effect on the condition, financial or otherwise, business or operations of the Company.

(b) The Company has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition to take advantage of any

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insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other similar law or statute of the United States of America or any other jurisdiction.

    2.12 Consents. Subject in part to the continuing truth and accuracy of the representations set forth in Sections 3.8 and 3.9 of the Original Series C Agreement, no consent, approval, qualification, order or authorization of, or filing with, any governmental authority, including the Secretary of State of the State of Delaware, is required in connection with the Company's valid execution, delivery or performance of this Agreement, or the offer, sale or issuance of the Series C Preferred Shares by the Company, the issuance of Common Stock upon the conversion of the Series C Preferred Shares or the consummation of any other transaction contemplated on the part of the Company hereby, except for such filings as will have been made prior to the Closing.

    2.13 Title to Properties; Liens and Encumbrances; Leases. The Company owns no real property. The Company has good and marketable title to and a valid and indefeasible ownership interest in all the property and assets owned by it, free from all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges.

    Set forth on the Schedule of Exceptions is a correct and complete list of all leases under which the Company is a lessee. The Company enjoys peaceful and undisturbed possession under all such leases, all of such leases are valid and subsisting and the Company is not in default under any of such leases in any material respect.

    2.14 Business of the Company. There is no pending or, to the best of the Company's knowledge and belief, threatened claim or litigation against or affecting the Company contesting its right to perform any of the services presently conducted or proposed to be conducted by the Company or to produce, manufacture, sell or use any product, process, method, substance, part or other material presently produced, manufactured, sold or used or planned to be produced, manufactured, sold or used by the Company in connection with the business and operations of the Company. The Company has no knowledge or belief that (i) there exists, or there is pending or planned, any patent, invention, device, application or principle, or any statute, rule, law, regulation, standard or code which would materially adversely affect the condition, financial or otherwise, operations or prospects of the Company; or (ii) there is any other factor (other than fire, flood, accident, act of war or civil commotion, or any other cause or event beyond the control of the Company) which materially adversely affects the condition, financial or otherwise, business or the operations of the Company.

    2.15 Permits, Franchises, Licenses, Trademarks, Patents and Other Rights. The Company has, or when required will have, all permits, licenses and other similar authority necessary in any material respect for the conduct of its business as now being conducted by it and as planned to be conducted by it, and the Company is not in default under any of such

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permits, licenses or other similar authority.  The Schedule of Exceptions includes a list of all patents owned by or licensed to the Company. The Company possesses (whether as a licensee or otherwise) all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, trade secrets, information, proprietary rights and processes necessary to conduct its business in any material respect as now being conducted and as planned to be conducted without, to the best of the Company's knowledge and belief, conflict with, or infringement upon, any valid rights of others, and with respect to such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, trade secrets, information, proprietary rights and processes has not received any notice of infringement upon or conflict with the rights of others.

    Except as disclosed in the Schedule of Exceptions, there are no outstanding options, licenses or agreements of any kind relating to the foregoing, and no stockholder, director, officer or employee of the Company has any interest in any such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, trade secrets, information, proprietary rights and processes.

    2.16 Issuance Taxes. All taxes imposed by law in connection with the issuance, sale and delivery of the Series C Preferred Shares shall have been fully paid, and all laws imposing such taxes shall have been fully complied with in all material respects prior to the Closing.

    2.17 Offering. Subject in part to the continuing truth and accuracy of the Purchaser's representations set forth in the Original Series C Agreement, the offer, sale and issuance of the Series C Preferred Shares and the issuance of Common Stock upon conversion of the Series C Preferred Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and from the registration or qualification requirements of the laws of any applicable jurisdiction, and neither the Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemption.

    2.18 Compliance with Other Instruments. The Company is not in violation of any term of its Certificate of Incorporation or By-Laws, as amended. The Company is not in violation of any term of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which the Company is subject and a violation of which would have a material adverse effect on the condition, financial or otherwise, operations or prospects of the Company.

    2.19 Employees. To the best of the Company's knowledge and belief, no employee or consultant of the Company is, or is now expected to be, in violation of any term of any employment contract, patent, disclosure agreement, non-competition agreement, proprietary information and inventions agreement or any other contract or agreement or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or to be conducted by the Company or to the use of trade secrets or proprietary information of others, and the employment of the Company's employees does not subject the Company or any

Purchaser to any liability to a third party. There is neither pending nor, to the best of the Company's knowledge and belief, threatened, any actions, suits, proceedings or claims, or, to its knowledge, any basis therefor or threat thereof with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence. The Company does not have any collective bargaining agreement covering any of its employees.

    To the best of the Company's knowledge and belief, after due inquiry, neither Peter S. Kim nor Michael R. Green, nor any Ph.D.-qualified employee nor any officer of the Company has any present intention of terminating his employment or consulting arrangement with the Company, and the Company has no present intention of terminating such employment or consulting arrangement.

    2.20 Employee Benefit Plan Obligations. Except as otherwise disclosed in the Schedule of Exceptions, the Company does not have any collective bargaining, labor, profit sharing, pension, retirement, stock option, incentive, benefit or other similar contract, plan or arrangement. The Company does not sponsor, nor is it obligated to contribute to, any employee benefit plan (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")).

    2.21 Environmental Matters; Hazardous Waste. Except as otherwise disclosed in the Schedule of Exceptions, there have been no past and there are no existing violations of Federal, state or local laws or regulations relating to environmental protection or to the storage or disposal of hazardous waste (including, but not limited to, asbestos, polychlorinated biphenyls and petroleum products) relating to the Company or any of its businesses or operations or assets. No inspection or investigation by the Environmental Protection Agency or OSHA, or any other federal, state or local agency, has resulted in a letter demanding cleanup of hazardous substances or waste, citation, complaint or notice of violation, pursuant to any law, rule, regulation, ordinance, judgment, decree, order, injunction or decision of any court or governmental authority in regard to the Company or any of its businesses or operations or any of its assets and no such citation, complaint, notice or demand letter is pending or, to the best of the Company's knowledge and belief, threatened.

    To the best of the Company's knowledge and belief, there is no condition or state of affairs existing on or about any real property owned, leased, operated or used by the Company or any real property previously owned, leased, operated or used by the Company (but only to the extent that such condition or state of affairs existed on the date the Company ceased to own, lease, operate or use such real property or was attributable to the Company's ownership, leasing, operation or use of such real property) that would now or in the immediate future require a closure under the provisions of the Resource, Conservation and Recovery Act, or remedial or other action under the provisions of the Resource, Conservation and Recovery Act or the Comprehensive Environmental Response, Compensation and Liability Act, or the regulations promulgated under such acts, or that would constitute a nuisance or violation of any environmental legislation or regulation under the law of the state in which such property is located.

    2.22 Ability to Comply; Burdensome Restrictions. The Company has the ability and is presently in a position, legally and otherwise, to comply with the terms of and perform all its obligations under this Agreement; and the Company has no present knowledge of or any present reason to believe that the Company will not have such ability and be in such a position for so long as any shares of Series C Preferred Stock are outstanding.

    The Company is neither presently obligated under any contract or agreement nor subject to any corporate restriction which (i) materially and adversely affects, or may, in the reasonable opinion of the Company, be expected to materially and adversely affect, its business, properties, assets or condition (financial or otherwise) or (ii) will legally or contractually restrict or impair the ability of the Company to pay any dividends on or make other distributions with respect to the Series C Preferred Shares pursuant to the provisions of the Certificate of Incorporation.

    2.23 Material Relationships. Except for investments held by entities affiliated with Allan Ferguson or Barry Weinberg, to the best of the Company's knowledge and belief, none of the officers, directors or key persons of the Company, or their respective spouses or relatives, owns directly or indirectly, individually or collectively, a material interest in any entity which is a competitor, customer or supplier of (or has any existing contractual relationship with) the Company. For purposes of this Section 2.23, there may be disregarded any purely passive economic interest which arises solely from the ownership of less than a 2% equity interest in any such entity.

    2.24 Registration Rights. Except as provided in the Original Series C Agreement, the Company is not under any obligation to register any of its currently outstanding securities or any of its securities which may hereafter be issued.

    2.25 Brokers' and Finders' Fees. The Company has retained no broker or finder in connection with the transactions contemplated by this Agreement and has no liability for any commission or compensation in the nature of an agent's fee to any broker or finder or any other person. The Company will indemnify the Purchaser for any such commission or compensation for which the Purchaser may be held liable.

    2.26 Untrue Statements and Omissions. This Section 2 does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    Except as otherwise modified herein, the transactions contemplated between the parties hereto shall be governed in their entirety by the terms and conditions of the Original Series C Agreement. By signing below, the Purchaser
(i) represents and warrants that the representations and warranties made in
Section 3 of the Original Series C Agreement remain true, complete and correct with respect to the Purchaser as of the date hereof, and (ii) acknowledges that the Company is relying on the same in executing this Agreement and consummating the transactions contemplated hereby.

    IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the day and year first above written.


                             SCRIPTGEN PHARMACEUTICALS, INC.



                             By: /s/
                                --------------------------------
                          Name:
                          Title:


                             LOMBARD ODIER & CIE



                             By: /s/
                                --------------------------------
                          Name:
                          Title: